Exhibit 99.1

Weyerhaeuser closes transaction to separate its homebuilding business

FEDERAL WAY, Wash. (July 7, 2014) – Weyerhaeuser Company (NYSE: WY) today announced the successful closing of the previously announced “Reverse Morris Trust” transaction, pursuant to which a wholly owned subsidiary of TRI Pointe Homes, Inc. (NYSE: TPH) merged with and into Weyerhaeuser Real Estate Company (WRECO), Weyerhaeuser’s homebuilding business and an indirect wholly owned subsidiary, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe. The closing of the merger followed the expiration of the related exchange offer and the satisfaction of certain other conditions.

“The separation of WRECO focuses Weyerhaeuser on its forest products businesses while significantly enhancing shareholder value,” said Doyle Simons, president and chief executive officer. “As a result of this transaction, we have received approximately $700 million in cash proceeds and retired over $1.9 billion worth of the company’s shares. The combination of WRECO with TRI Pointe will create a powerful stand-alone homebuilder with significant long-term potential for growth.”

The final exchange ratio for the exchange offer was set at 1.7003 common shares of WRECO for each Weyerhaeuser common share. In the merger, each WRECO common share was automatically converted into the right to receive 1.297 shares of TRI Pointe common stock. As a result, Weyerhaeuser shareholders who tendered their Weyerhaeuser common shares as part of the exchange offer will receive approximately 2.2053 shares of TRI Pointe common stock for each Weyerhaeuser common share exchanged and accepted by Weyerhaeuser.

Pursuant to the exchange offer, which expired on July 2, 2014 at 12:00 midnight, New York City time, Weyerhaeuser accepted 58,813,151 validly tendered and not properly withdrawn Weyerhaeuser common shares in exchange for 100,000,000 WRECO common shares. Because more than 58,813,151 Weyerhaeuser common shares were tendered, all WRECO common shares owned by Weyerhaeuser are expected to be delivered to Weyerhaeuser shareholders who tendered their Weyerhaeuser common shares in the exchange offer, and no WRECO common shares are expected to be delivered to Weyerhaeuser shareholders as a pro rata dividend. As a result of the successful exchange offer, Weyerhaeuser expects to reduce its outstanding common shares by 58,813,151 shares.

Beginning with the quarter ending June 30, 2014, results for WRECO will be presented as discontinued operations. Weyerhaeuser will report a net gain resulting from the separation as results from discontinued operations when it reports its results for the quarter ending September 30, 2014. In the Weyerhaeuser results for prior periods, presented for comparative purposes beginning with the quarter ended June 30, 2014, the results of WRECO business will be reclassified from continuing operations and presented as the results from discontinued operations.

August Announcement

Weyerhaeuser anticipates an announcement regarding the company’s quarterly dividend and potential uses of the cash proceeds from the WRECO transaction in mid-August. The timing of the announcement is expected to coincide with the company’s August 13-14th meeting of its Board of Directors.

About Weyerhaeuser

Weyerhaeuser Company, a Washington corporation, is one of the world’s largest private owners of timberlands. Weyerhaeuser owns or controls nearly seven million acres of timberlands, primarily in the U.S., and manages another 13.9 million acres under long-term licenses in Canada. It manages these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood and specialty cellulose fibers products. Weyerhaeuser is a real estate investment trust. Its business segments are timberlands (which includes logs, chips and timber), wood products (which includes softwood lumber, plywood, veneer, oriented strand board, hardwood lumber, engineered lumber, raw materials and building materials distribution) and cellulose fibers (which includes fluff pulp, liquid packaging board and paper products). Weyerhaeuser generated revenues of $2.0 billion during the three months ended March 31, 2014 and $8.5 billion during the year ended December 31, 2013. Weyerhaeuser is listed on the Dow Jones World Sustainability Index, and the company’s common stock trades on the New York Stock Exchange under the symbol WY.

Forward-Looking Statements

This communication contains forward-looking statements concerning Weyerhaeuser Company (“Weyerhaeuser”) and TRI Pointe Homes, Inc. (“TRI Pointe”). These statements are based on various assumptions and the current expectations of the management of Weyerhaeuser and TRI Pointe, and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on the operations or financial condition of Weyerhaeuser or TRI Pointe. Forward-looking statements included herein are made as of the date hereof, and Weyerhaeuser and TRI Pointe undertake no obligation to publicly update or revise any forward-looking statement unless required to do so by the federal securities laws.

Some forward-looking statements discuss Weyerhaeuser’s and TRI Pointe’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements in this document include statements regarding the expected effects on Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”) and TRI Pointe of the proposed distribution of WRECO to Weyerhaeuser’s shareholders and combination of WRECO with a subsidiary of TRI Pointe (the “Transaction”), the anticipated timing and benefits of the Transaction and whether the Transaction will be tax-free for Weyerhaeuser and its shareholders for U.S. federal income tax purposes. Forward-looking statements also include all other statements in this document that are not historical facts.

These statements are based on the current expectations of the management of Weyerhaeuser and TRI Pointe (as the case may be) and are subject to uncertainty and to changes in circumstances. Major risks, uncertainties and assumptions include, but are not limited to: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; Weyerhaeuser’s and TRI Pointe’s ability to complete the Transaction on the anticipated terms and schedule, including the anticipated tax treatment of the Transaction and related transactions; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; TRI Pointe’s ability to integrate WRECO successfully after the closing of the Transaction and to achieve anticipated synergies; the risk that disruptions from the Transaction will harm Weyerhaeuser’s or TRI Pointe’s businesses; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and the strength of the U.S. dollar; and other factors described under “Risk Factors” in each of Weyerhaeuser’s and TRI Pointe’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.